Exhibit 99.1
For immediate release
May 4, 2009
INVESTOR CONTACT
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
Texas Capital Bancshares Announces Offering of 3.5 Million Shares of Common Stock
DALLAS, May 4, 2009 —Texas Capital Bancshares, Inc. (NASDAQ: TCBI) announced today that it has commenced a public offering of 3.5 million shares of its common stock.
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC will serve as sole underwriter for this offering. The underwriter will have a 30-day option to purchase up to an additional 15 percent of the offered amount of common stock from Texas Capital to cover over-allotments, if any.
The net proceeds of the offering will be used for general corporate purposes and to increase Texas Capital’s strong base of tangible common equity.
After completion of an evaluation of Texas Capital’s capital position and discussions with our primary regulators, we have stated our intention to redeem all of the shares of our Series A Preferred Stock issued to the U.S. Treasury Department pursuant to the TARP Capital Purchase Program. The proposed redemption will be made with available cash resources at Texas Capital. In addition, we may purchase the warrant issued to the Treasury as part of the TARP Capital Purchase Program. There can be no assurance of when the Series A Preferred Stock can be redeemed or if the related warrant will be repurchased in connection with the redemption.
“With the consummation of this offering, we will be well positioned to continue to follow our quality growth strategy and to redeem the Capital Purchase Program funds when permitted by the regulators,” said George Jones, CEO. “We have a strong capital base and the potential to take advantage of attractive opportunities within the Texas market.”
Texas Capital has filed a registration statement (including a prospectus) with the SEC for the offering. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that Texas Capital has filed with the SEC for more complete information about Texas Capital and the offering. Investors may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Texas Capital, the underwriter or any dealer participating in the offering will arrange to send investors the prospectus if requested by contacting Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, at 1-212-687-1105.
This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ:TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements, such as statements that relate to the common stock offering and whether or not Texas Capital will consummate the offering. Forward-looking statements are Texas Capital’s current estimates or expectations of future events or future results. A number of factors, many of which are beyond Texas Capital’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the prospectus relating to the offering and the Annual Report on Form 10-K and other filings made by Texas Capital with the Securities and Exchange Commission (SEC).